Exhibit 10.6

NUANCE COMMUNICATIONS, INC.
(FORMERLY KNOWN AS SCANSOFT, INC.)
1995 DIRECTORS’ STOCK PLAN
(As amended November 13, 2013)
1.Purposes of the Plan. The purposes of this Directors’ Stock Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Award” shall mean, individually or collectively, a grant under the Plan of Options or Stock Purchase Rights.
(b)“Board” shall mean the Board of Directors of the Company.
(c)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(d)“Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
(e)“Company” shall mean Nuance Communications, Inc. (formerly known as ScanSoft, Inc.), a Delaware corporation.
(f)“Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.
(g)“Director” shall mean a member of the Board.
(h)“Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.
(i)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(j)“Option” shall mean a nonstatutory stock option (i.e., an option that is not intended to qualify as an incentive stock option under Section 422 of the Code) granted pursuant to the Plan.
(k)“Optioned Stock” shall mean the Common Stock subject to an Option.
(l)“Optionee” shall mean an Outside Director who receives an Option.
(m)“Outside Director” shall mean a Director who is not an Employee.
(n)“Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)“Participant” shall mean the holder of an outstanding Award, which shall include an Optionee.
(p)“Plan” shall mean this 1995 Directors’ Stock Plan, as amended and restated.
(q)“Restricted Stock Purchase Agreement” shall mean a written agreement between the Company and an Outside Director evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right.
(r)“Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.
(s)“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
(t)“Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or sold under the Plan is 2,320,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.
4.Administration of and Grants of Awards under the Plan.
(a)Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.
(b) Procedure for Grants Prior to March 31, 2006. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:
(i)No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.
(ii)Each Outside Director shall be automatically granted an Option to purchase Shares (the “First Option”) as follows: (A) with respect to persons who are Outside Directors on the effective date of this Plan, as determined in accordance with Section 6 hereof, 20,000 shares on such effective date, and (B) with respect to any other Outside Director, on June 27, 2001, the plan was amended to increase to initial grant from 20,000 shares to 50,000 shares on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii)After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 5,000 Shares (a “Subsequent Option”) on January 1 of each year, with the first such grant being made on January 1, 1997, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting. The plan was amended on June 27, 2001 to increase the subsequent option from 5,000 shares to 15,000 shares.
(iv)Each Outside Director that was an Outside Director on January 23, 2001 was automatically granted an Option to purchase 40,000 Shares.
(v)Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the total number of Shares authorized for issuance pursuant to this Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.
(vi)Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.
(vii)The terms of each First Option granted hereunder shall be as follows:
(A)The First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.
(B)The exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option, determined in accordance with Section 8 hereof.
(C)The First Option shall become exercisable in installments cumulatively as to 25% of the Shares subject to the First Option on each of the first, second, third and fourth anniversaries of the date of grant of the Option.
(viii)The terms of each Subsequent Option granted hereunder shall be as follows:
(A) The Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.
(B)The exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option, determined in accordance with Section 8 hereof.

(C)The Subsequent Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the first anniversary of the date of grant of the Subsequent Option.
(c)Procedure for Grants After March 31, 2006. All grants of Stock Purchase Rights hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:
(i)No person shall have any discretion to select which Outside Directors shall be granted Stock Purchase Rights or to determine the number of Shares to be covered by Stock Purchase Rights granted to Outside Directors.
(ii)Each Outside Director shall be automatically granted a Stock Purchase Right for 30,000 Shares (the “First Stock Purchase Right”) on the date on which such person first becomes an Outside Director (other than directors who become Outside Directors solely as a result of the termination of their employment with the Company), whether through election by the shareholders of the Company or by appointment by the Board of Directors to fill a vacancy.
(iii)After the First Stock Purchase Right has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted additional Stock Purchase Rights for 15,000 Shares (a “Subsequent Stock Purchase Right”) on January 1 of each year, with the first such grant being made on January 1, 2007, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the grant date.
(iv)Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased upon exercise of Options or issued pursuant to Stock Purchase Rights to exceed the total number of Shares authorized for issuance pursuant to this Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving a Stock Purchase Right on such automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.
(v)Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Award made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.
(vi)The terms of each Stock Purchase Right granted hereunder shall be as follows:
(A)The purchase price per Share shall be $0.001 per Share.
(B)Each Stock Purchase Right shall become vested in installments cumulatively as to 1/3 of the Shares subject to the Stock Purchase Right on each of the first, second and third anniversaries of the date of grant of the Stock Purchase Right.

(C)The Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Outside Director’s service with the Company for any reason (including death or Disability, subject to the provisions of Section 9). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.
(d)Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.
(e)Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.
(f)Suspension or Termination of Option. If the President or his or her designee reasonably believes that a Participant has committed an act of misconduct, the President may suspend the Participant’s right to exercise any option (or purchase shares pursuant to a Stock Purchase Right) pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option (or purchase shares pursuant to a Stock Purchase Right) whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Participant an opportunity to appear and present evidence on Participant’s behalf at a hearing before the Board or a committee of the Board.
5.Eligibility. Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the terms set forth in Section 4(b) or Section 4(c) hereof. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions. The Plan shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.Term of Plan; Effective Date. The Plan shall continue in effect until March 31, 2016, unless sooner terminated under Section 13 of the Plan.
7.Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof.
8.Exercise or Purchase Price and Consideration.
(a)Exercise Price.
(i)The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.
(ii)The per Share purchase price for the Shares issued pursuant to a Stock Purchase Right shall be equal to the par value of such Shares.
(b)Fair Market Value. The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System) or, in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal. With respect to any Options granted hereunder concurrently with the initial effectiveness of the Plan, the fair market value shall be the Price to Public as set forth in the final prospectus relating to such initial public offering.
(c)Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Stock Purchase Right shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise or purchase price of the Shares as to which said Award shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.
9.Exercise of Awards.
(a)Procedure for Exercise; Rights as a Shareholder. The exercise of an Option to acquire Shares and the purchase of shares pursuant to a Stock Purchase Right are each referred to herein as the exercise of an Award. Any Award granted hereunder shall be exercisable at such times as are set forth in Section 4(b) or Section 4(c) hereof; provided, however, that no Awards shall be exercisable prior to shareholder approval of the Plan in accordance with Section 17 hereof has been obtained. An Award may not be exercised for a fraction of a Share. An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock of shares subject to a Stock Purchase Right, notwithstanding the exercise of the Award. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.
(b)Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Award be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Award at the date of such termination, or does not exercise such Award (which he or she was entitled to exercise) within the time specified herein, the Award shall terminate.
(c)Disability of Participant. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Award to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Award be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Award at the date of termination, or if he or she does not exercise such Award (which he or she was entitled to exercise) within the time specified herein, the Award shall terminate.
(d)Death of Participant. In the event of the death of a Participant:
(i)During the term of services of an Outside Director who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Award, the Award may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Award be exercised after its term set forth in Section 7 has expired.
(ii)Within three (3) months after the termination of Continuous Status as a Director, the Award may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.
10.Nontransferability of Awards. The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by a Participant does not constitute a transfer. An Award may be exercised during the lifetime of a Participant only by the Participant or a transferee permitted by this Section.
11.Adjustments Upon Changes in Capitalization; Corporate Transactions.
(a)Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b)Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, each Participant shall, immediately prior to the consummation of such transaction, fully vest in and have the right to exercise all his or her outstanding Awards, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Stock Purchase Rights, restricted Shares (or units) and all other Awards will lapse, and such Awards will become fully vested and exercisable. If an Option is not either assumed or the Participant provided a substitute option with comparable terms in such liquidation, dissolution, sale, merger, consolidation or reorganization, the Company will provide the Participant a reasonable period prior to the effectiveness of such transaction to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, at the end of such time the Option will terminate.
12.Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4(b) or Section 4(c) hereof. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

13.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Section 4 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
(b)Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Participant shall not affect Awards already granted to such Participant and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.
14.Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
15.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
16.Award Agreement. Awards shall be evidenced by either written option agreements or Restricted Stock Purchase Agreements, as applicable, in such form as the Board shall approve.
17.Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. Awards may be granted, but not exercised, before such shareholder approval.